As filed with the Securities and Exchange Commission on August 17, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BEYOND AIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3812456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Goodman

Chief Executive Officer

Beyond Air, Inc.

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Adam Newman General Counsel Beyond Air, Inc. 900 Stewart Avenue, Suite 301 Garden City, NY 11530 (516) 665-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2026

PRELIMINARY PROSPECTUS

5,417,538 Shares of Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to an aggregate of 5,417,538 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 167,011 shares of common stock issued and outstanding (“common shares”), (ii) 1,638,835 shares of common stock issuable upon exercise of pre-funded warrants (the “Pre-funded Warrants”), (iii) 1,805,846 shares of common stock issuable upon exercise of Series A common stock purchase warrants (the “Series A Warrants”), and (iv) 1,805,846 shares of common stock issuable upon exercise of Series B common stock purchase warrants (the “Series B Warrants” and collectively with the Series A Warrants and the Pre-Funded Warrants, the “Warrants”), issued by us in a private placement to the selling stockholders that are party to the Securities Purchase Agreement, dated July 29, 2026 (the “Purchase Agreement”). The common shares and the shares of common stock issuable upon exercise of the Warrants are collectively referred to herein as the “Shares”.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Except for the financial statements from the Annual Report on Form 10-K for the year ended March 31, 2026, which are incorporated by reference herein, all historical share and per share information in this prospectus gives retroactive effect to the 1-for-20 reverse stock split of our common stock that became effective on July 13, 2026.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR”. On August 14, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $6.32 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 5,417,538 shares of our common stock. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information other than the information that has been provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition and results of operations may have changed since those dates.

The information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus, or in any free writing prospectus that is authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

1

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction.

Industry and Market Data

This prospectus and the documents incorporated by reference contain estimates, projections, market research and other information concerning our industry, our business, markets for LungFit® PH and our product candidates and the size of those markets, the prevalence of certain medical conditions, LungFit® PH market access, prescription data and other physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

Certain information included in this prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from our management’s knowledge of the industry and other information currently available to us.

Note Regarding Trademarks

Beyond Air™, the Beyond Air logo and other trademarks or service marks of Beyond Air, Inc. appearing in this prospectus are the property of Beyond Air, Inc. All other trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and tradenames in this prospectus are sometimes referred to without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies, products or services.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

When we refer to Beyond Air, Inc., and its subsidiaries, we use the terms “Beyond Air,” the “Company,” “us,” “we” and “our.”

Overview

We are a commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide (“NO”) generators and delivery systems (the “LungFit® platform”) capable of generating NO from ambient air. The Company’s first device, LungFit® PH received premarket approval (“PMA”) from the FDA in June 2022. The NO generated by the LungFit® PH system is indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilatory support and other appropriate agents. This condition is commonly referred to as persistent pulmonary hypertension of the newborn (“PPHN”). The LungFit® platform can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. In July 2022, we commenced marketing LungFit® PH in the United States for PPHN as a medical device.

2

In November 2024, the Company received European CE mark approval of the LungFit PH® system for the following:

●	The treatment of infants >34 weeks gestation with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation; and
●	The treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function and oxygenation

LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery of NO at concentrations > 100 parts per million (ppm) through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. The Company’s other areas of focus with the LungFit® platform beyond PPHN are nontuberculous mycobacteria (“NTM”) lung infection and those with various severe lung infections with underlying chronic obstructive pulmonary disease (“COPD”). Our current product candidates will be subject to premarket reviews and approvals by the FDA, certification through the conduct of a conformity assessment by a notified body in the EU for the product to be CE marked, as well as comparable foreign regulatory authorities.

With Beyond Air’s focus on NO and its effect on the human condition, there are two additional programs that do not utilize our LungFit® system. Through our majority-owned affiliate Beyond Cancer, Ltd. (“Beyond Cancer”), NO is used to target solid tumors. The LungFit® platform is not utilized for the solid tumor indication due to the need for ultra-high concentrations of gaseous nitric oxide (“UNO”). A proprietary delivery system has been developed that is designed to safely deliver UNO in excess of 10,000 ppm directly to a solid tumor. This program recently completed a phase 1 human clinical trial.

On November 4, 2021, Beyond Air reorganized its oncology business into a new private company called Beyond Cancer. Beyond Air’s preclinical oncology team and the exclusive right to the intellectual property portfolio utilizing UNO for the treatment of solid tumors now reside with Beyond Cancer. Beyond Air has 80% ownership in Beyond Cancer.

The second program, which does not utilize the LungFit® platform, partially inhibits neuronal nitric oxide synthase (“nNOS”) in the brain to treat neurological and neuro-oncology conditions. The first target indication is autism spectrum disorder (“ASD”). On June 15, 2023, the Company announced that it has entered into an agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, LTD. (the “University”) to acquire the commercial rights for nNOS inhibitors being developed for the treatment of ASD and other neurological conditions. Currently, there are no FDA-approved therapies specifically for the treatment of ASD. Under the terms of the agreement, Beyond Air shall pay to the University compensation for pre-clinical work over the three-year period from the date of the agreement. Also, the Company will pay to the University a low single-digit royalty on net sales and certain one-time payments based on clinical, regulatory and sales milestones.

On March 24, 2025, Beyond Air reorganized its neurology business into a new private company called NeuroNOS Limited (“NeuroNOS”). Beyond Air’s infrastructure, for example regulatory, quality, legal, etc, is currently supporting the NeuroNOS team. Beyond Air has 71.6% ownership in NeuroNOS.

3

Our approved commercial product and development pipeline of product candidates is shown in the tables below:

4

LungFit® PH is the first FDA-approved and CE Mark system using our patented plasma pulse technology to generate on-demand NO from ambient air and, regardless of dose or flow, deliver it to a ventilator circuit. The device uses a medical air compressor to drive room air through a plasma chamber in the center of the unit where pulses of electrical discharge are created between two electrodes. The system uses the power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, which then combine as NO with low levels of nitrogen dioxide (“NO2”) created as a byproduct. The products are then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit. With respect to PPHN, the novel LungFit® PH is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients.

We believe the ability of LungFit® PH to generate NO from ambient air provides us with many competitive advantages over the current standard of NO delivery systems in the U.S., the EU, Japan and other markets. For example, LungFit® PH does not require the use of a high-pressure cylinder, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

Our novel LungFit® platform can also deliver a high concentration (>150 ppm) of NO directly to the lungs, which we believe has the potential to eliminate microbial infections including bacteria, fungi and viruses, among others. We believe that current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered (<100 ppm). Given that NO is produced naturally by the body as an innate immunity mechanism, at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our preclinical studies and clinical trials, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor comparable foreign regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for >80 ppm NO.

Recent Developments

Nasdaq Compliance

On April 7, 2026, we received notice from the Listing Qualifications staff of Nasdaq that we were not in compliance with the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). Because we had effected a reverse stock split during the preceding one-year period, we were not eligible for an automatic compliance period, and our common stock was subject to delisting absent a timely appeal. We timely requested a hearing before the Nasdaq Hearings Panel on April 13, 2026, which stayed any suspension or delisting action. Following a hearing held on May 14, 2026, the Panel granted our request for continued listing, subject to our demonstrating compliance with the minimum bid price requirement by July 31, 2026. We effected a one-for-twenty reverse stock split on July 13, 2026. On August 6, 2026, Nasdaq notified us that we had regained compliance and satisfied the terms of the Panel’s decision after our common stock maintained a closing bid price of at least $1.00 per share for 17 consecutive trading days. We are subject to a Discretionary Panel Monitor for one year from August 6, 2026. During this monitoring period, any failure to satisfy a continued listing requirement would result in a delisting determination, without an opportunity to submit a compliance plan to Nasdaq staff or receive additional time from Nasdaq staff to regain compliance, although we may request a new hearing before a Nasdaq Hearings Panel.

Reverse Stock Split

At a special meeting held on June 18, 2026, our stockholders approved an amendment to our amended and restated certificate of incorporation authorizing our Board of Directors to effect a reverse stock split at a ratio ranging from one-for-two to one-for-twenty. Our Board subsequently approved a one-for-twenty reverse stock split, which became effective at 12:01 a.m. Eastern Time on July 13, 2026. At the effective time, every twenty issued and outstanding shares of our common stock were automatically combined into one share. The reverse stock split did not change the par value or number of authorized shares of our common stock, and any fractional share resulting from the reverse stock split was rounded up to the nearest whole share. Our common stock began trading on a split-adjusted basis on Nasdaq on July 13, 2026. Unless otherwise indicated, all share and per-share amounts presented in this prospectus have been adjusted to reflect the reverse stock split.

Corporate Information

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc. Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

5

THE OFFERING

Common Stock to be offered by the selling stockholders	Up to (i) 167,011 shares of Common Stock, (ii) 1,638,835 shares of Common Stock issuable on the exercise of Pre-Funded Warrants, (iii) 1,805,846 shares of Common Stock issuable on exercise of Series A Warrants, and (iv) 1,805,846 shares of Common Stock issuable on exercise of Series B Warrants.

Terms of the Offering:	The selling stockholders will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Common Stock outstanding prior to this offering	755,549 shares of common stock as of July 28, 2026.

Common Stock to be outstanding immediately after this offering	6,173,087 shares of common stock, assuming all Pre-Funded Warrants, Series A Warrants and the Series B Warrants are exercised in full.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders, although we may receive cash from the exercise of the Warrants.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR”. We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 26, 2026, and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and other documents that we file with the SEC, which are incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. In such case, the trading price of our common stock could decline, and our shareholders may lose all or part of their investment in the shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition to the other information contained in this prospectus, including the reports we incorporate by reference, you should consider the following factor before investing in our securities.

Our failure to maintain our compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “XAIR” Nasdaq requires listed issuers to comply with certain standards to remain listed on its exchange, and our failure to maintain compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq. If Nasdaq were to delist our common stock and we were unable to obtain listing on another reputable national securities exchange, we could experience a reduction in our liquidity and the trading volume and market price of our common stock and a significant impairment of our ability to raise capital, and the value of your investment could decrease or be eliminated.

On April 7, 2026, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2), which we refer to as the Bid Price Rule. While companies are typically afforded a 180-calendar-day compliance period to comply with the Bid Price Rule, we were not eligible for a compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv) because we had effected a 1-for-20 reverse stock split on July 14, 2025. Following a delisting appeal and hearing, the Nasdaq Hearings Panel granted our request for continued listing, subject to our demonstrating compliance with the Bid Price Rule by July 31, 2026. To regain compliance, we effected a 1-for-20 reverse stock split on July 13, 2026.

On August 6, 2026, Nasdaq notified us in writing that we had regained compliance with the Bid Price Rule. Pursuant to its authority under Nasdaq Listing Rule 5815(d)(4)(A), the Panel determined to impose a Discretionary Panel Monitor for a period of one year from the date of that letter, or until August 6, 2027. Should we fail to maintain compliance with any Nasdaq continued listing requirement during the monitor period, Nasdaq staff will issue a Delist Determination Letter, and we will promptly schedule a new hearing with the initial Panel, or a newly convened Hearings Panel if the initial Panel is unavailable, which hearing may be oral or written, at our election. Notwithstanding Nasdaq Listing Rule 5810(c)(2), we will not be permitted to provide Nasdaq staff with a plan of compliance with respect to any deficiency that arises during the monitor period, and Nasdaq staff will not be permitted to grant us additional time to regain compliance with respect to any such deficiency. The Hearings Panel will consider our compliance history when rendering its decision, and there can be no assurance that any such hearing would result in continued listing of our common stock on Nasdaq.

Nasdaq Listing Rule 5810(c)(3)(A)(iv) also provides that a company whose security fails to meet the minimum bid price requirement is not eligible for an automatic compliance period if it effected a reverse stock split during the preceding one-year period or effected one or more reverse stock splits with a cumulative ratio of 250-to-1 or greater during the preceding two-year period. Because we effected 1-for-20 reverse stock splits on July 14, 2025 and July 13, 2026, representing a cumulative ratio of 400-to-1, if we again fail to satisfy the Bid Price Rule while the applicable lookback periods apply, Nasdaq will promptly issue a Staff Delisting Determination without providing us with an automatic compliance period. We may therefore have little or no opportunity to take remedial action before Nasdaq initiates delisting proceedings.

Further, on July 22, 2026, the SEC’s Division of Trading and Markets, acting pursuant to delegated authority, approved a Nasdaq rule change that, if it becomes effective, would require companies listed on the Nasdaq Capital Market to maintain a market value of listed securities, or MVLS, of at least $5 million under new Nasdaq Listing Rule 5550(a)(6). This requirement would be separate from the $35 million MVLS continued listing standard under Nasdaq Listing Rule 5550(b)(2). Under the approved rule, if a company’s MVLS remains below $5 million for 30 consecutive business days, Nasdaq would issue a Staff Delisting Determination and immediately suspend the company’s securities from trading without providing a cure or compliance period. A request for review by a Nasdaq Hearings Panel would not stay the trading suspension, and the Panel’s ability to grant relief would be limited.

On July 29, 2026, the SEC notified Nasdaq that it had received notices of intention to petition the full Commission for review of the approval order. Pursuant to Rule 431(e) of the SEC’s Rules of Practice, the filing of those notices automatically stayed the approval order until the Commission orders otherwise. Accordingly, the new $5 million MVLS requirement is not currently effective or being enforced. There can be no assurance regarding the timing or outcome of the Commission’s review or whether the stay will be lifted and the rule will become effective in its current or a modified form. If the rule becomes effective and our MVLS falls below $5 million for the prescribed period, we may have little or no opportunity to take remedial action before our common stock is suspended and subjected to delisting proceedings.

There can be no assurance that the reverse stock split will enable us to maintain compliance with the Bid Price Rule or that we will continue to satisfy Nasdaq’s other continued listing standards. Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While quotation on an over-the-counter market could maintain some degree of a market in our common stock, we could face substantial adverse consequences, including limited availability of market quotations for our common stock; reduced liquidity and trading prices; a determination that shares of our common stock are “penny stock” under SEC rules, subjecting broker-dealers trading our common stock to more stringent requirements; limited news and analyst coverage; a decreased ability to issue additional securities or obtain additional financing; and potential breaches or terminations of agreements with current or prospective large stockholders, strategic investors and banks. The heightened risk of delisting could also negatively affect the market price and trading volume of our common stock

If our common stock were no longer listed on Nasdaq, investors might only be able to trade on one of the over-the-counter markets. There is no assurance, however, that prices for our common stock would be quoted on one of these other trading systems or that an active trading market for our common stock would exist, which would materially and adversely impact the market value of our common stock and your ability to sell our common stock.

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

This prospectus covers the resale of 5,417,538 shares of our common stock held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares in the public market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial position, business strategy, approved product and product candidates, certifications or approvals, timing of our clinical development activities, research and development costs, our commercialization plans and the expected timing thereof, timing and likelihood of success, and the plans and objectives of management for future operations and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

7

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus or the documents incorporated herein by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained in our most recently filed Annual Report on Form 10-K, as well as the following:

●	our ability to successfully commercialize our LungFit® PH system;

●	our expectation to incur losses for the next year;

●	our ability to predict accurately the demand for our products, and products under development and to develop strategies to address markets successfully;

●	the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated;

●	the anticipated development of markets we sell our products into and the success of our products in these markets;

●	our future capital needs and our need to raise additional funds;

●	our ability to build a pipeline of product candidates and develop and commercialize our approved products;

●	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary certifications or regulatory approvals;

●	our ability to maintain our existing or future collaborations or licenses;

●	our ability to protect and enforce our intellectual property rights;

●	federal, state, and foreign regulatory requirements, including the U.S. Food and Drug Administration (“FDA”) regulation of our approved product and product candidates;

●	our ability to remain listed on Nasdaq;

●	our ability to obtain and retain key executives and attract and retain qualified personnel; and

●	our ability to successfully manage our growth, including as a commercial-stage company.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The net proceeds from any disposition of the Shares will be received by the selling stockholders. We will not receive any of the proceeds from any such Shares offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants, if any, for the general working capital purposes.

8

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, SERIES A WARRANTS AND SERIES B WARRANTS

On July 29, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors and certain of our directors and executive officers (collectively, the “Investors”). Pursuant to the Purchase Agreement, on July 31, 2026, we completed a private placement (the “Private Placement”) in which we issued and sold to the Investors, severally and not jointly, (i) an aggregate of 167,011 shares (the “Shares”) of our common stock, (ii) pre-funded warrants to purchase up to an aggregate of 1,638,835 shares of common stock (the “Pre-Funded Warrants”), (iii) Series A common stock purchase warrants to purchase up to an aggregate of 1,805,846 shares of common stock (the “Series A Warrants”) and (iv) Series B common stock purchase warrants to purchase up to an aggregate of 1,805,846 shares of common stock (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”). The Pre-Funded Warrants and the Common Warrants are referred to collectively herein as the “Warrants.”

Each Share, and each Pre-Funded Warrant issued in lieu of a Share, was sold together with one Series A Warrant and one Series B Warrant. The combined purchase price for each Share and the accompanying Common Warrants was $5.66 for the participating institutional investors and $5.76 for the participating directors and executive officers. The combined purchase price for each Pre-Funded Warrant and the accompanying Common Warrants was $5.6599, which equaled the $5.66 institutional investor purchase price less the $0.0001 per share exercise price of the Pre-Funded Warrants. The combined purchase price per Share, or Pre-Funded Warrant in lieu thereof, and the accompanying Common Warrants was priced at-the-market under the rules of The Nasdaq Stock Market LLC.

The Private Placement resulted in aggregate gross proceeds to us of approximately $10.2 million at the closing, before deducting placement agent fees and other offering expenses payable by us. There can be no assurance that any Common Warrants will be exercised or, if exercised, that they will be exercised for cash.

The Pre-Funded Warrants have an exercise price of $0.0001 per share, became exercisable immediately upon issuance and will expire when exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the applicable holder immediately following such exercise would exceed the beneficial ownership limitation specified in the applicable Pre-Funded Warrant, which may not exceed 19.99%.

The Series A Warrants and the Series B Warrants each have an exercise price of $5.51 per share and became exercisable immediately upon issuance. The Common Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the applicable holder immediately following such exercise would exceed the beneficial ownership limitation specified in the applicable Common Warrant, which may not exceed 9.99%. The Series A Warrants will expire on the earlier of (i) the first anniversary of their issuance or (ii) the date that is 45 days following approval by the U.S. Food and Drug Administration of our pending premarket approval supplement for LungFit PH II. The Series B Warrants will expire five years following their issuance.

The exercise price and the number of shares of common stock issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. In addition, upon the occurrence of certain fundamental transactions described in the Common Warrants, including a merger, sale of substantially all assets, tender offer or exchange offer, or reclassification of the common stock, a holder of Common Warrants will be entitled to receive, upon exercise, the same amount and kind of securities, cash or property that such holder would have been entitled to receive had such holder exercised the Common Warrants immediately prior to the fundamental transaction.

9

Certain of our directors and executive officers, including Robert Goodman, our Chief Executive Officer, and Daniel Moorhead, our Chief Financial Officer, participated in the Private Placement on the same terms as the participating institutional investors, except that the combined purchase price per Share and accompanying Common Warrants for such participants was $5.76, as described above, and such participants did not purchase Pre-Funded Warrants. The participation of our directors and executive officers in the Private Placement was reviewed and approved by the Audit Committee of our Board of Directors.

Under the Purchase Agreement, from the date of the Purchase Agreement until 60 days after the business day immediately following the effective date of the registration statement, we may not, subject to customary exceptions, (i) issue shares of Common Stock or Common Stock equivalents or (ii) file with the SEC a registration statement relating to shares of Common Stock or Common Stock equivalents, other than pursuant to the Registration Rights Agreement.

In addition, from the date of the Purchase Agreement until 180 days following the effective date of the registration statement, we may not effect, or enter into an agreement to effect, an issuance of Common Stock or Common Stock equivalents involving a “Variable Rate Transaction,” as defined in the Purchase Agreement, which includes issuances at prices that vary with or reset by reference to the trading price of the Common Stock and transactions under equity lines of credit and at-the-market facilities. Beginning 60 days after the effective date of the registration statement, however, the entry into, and the issuance of shares of Common Stock under, an at-the-market offering with Cantor Fitzgerald & Co. (“Cantor”) will not be deemed a Variable Rate Transaction. Any Investor is entitled to seek injunctive relief to preclude a prohibited issuance.

The Shares and the Warrants were issued and sold, and the shares of Common Stock issuable upon exercise of the Warrants may be issued, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither we nor any person acting on our behalf engaged in any general solicitation or general advertising in connection with the Private Placement. The securities issued in the Private Placement were subject to customary restrictions on transfer.

Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the SEC, no later than 15 days following the closing of the Private Placement, a resale registration statement covering the resale of all of the registrable securities, consisting of the Shares and the shares of Common Stock issuable upon exercise of the Warrants, without giving effect to any limitation on exercise. The registration statement of which this prospectus forms a part is being filed pursuant to the Registration Rights Agreement.

We also agreed to use our reasonable best efforts to cause the registration statement to be declared effective at the earliest possible date and, in any event, no later than (i) the 45th calendar day following the filing date if the registration statement is not reviewed by the SEC or (ii) the 75th calendar day following the filing date if the registration statement is reviewed by the SEC. We further agreed to use our reasonable best efforts to keep the registration statement continuously effective, as applicable.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders, or the Shares, are those common shares issued to the selling stockholders in the Private Placement and the shares of common stock issuable to the selling stockholders upon exercise of the Warrants issued in the Private Placement. We are registering the Shares in order to permit the selling stockholders to offer the Shares for resale from time to time. The selling stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution”.

Except as set forth in the footnotes below, neither the selling stockholders, nor any persons having control over the selling stockholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the Shares.

10

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of July 28, 2026, assuming exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. Except as noted herein, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The third column lists the Shares being offered by this prospectus by each selling stockholder. The fourth column assumes the sale of all of the Shares offered by the selling stockholders pursuant to this prospectus. Unless otherwise indicated, the business address of each of the individuals named below is c/o Beyond Air, Inc., 900 Stewart Avenue, Suite 301, Garden City, NY 11530.

The percentage of shares beneficially owned after the offering is based on 755,549 shares of our common stock actually outstanding as of July 28, 2026.

Name of Selling Stockholder	Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Atlas Private Holdings (Cayman) Ltd.	-	(1)	2,650,176	-	*

Armistice Capital Master Fund Ltd.	-	(2)	2,650,176	-	*

Robert Goodman	147	(3)	104,166	147	*

Daniel Moorhead	-	(4)	13,020	-	*

* Less than 1%.

11

(1)	Consists of (i) 38,000 shares of common stock issued in the Private Placement, (ii) 845,392 shares of common stock underlying the Pre-Funded Warrants, (iii) 883,392 shares of common stock issuable upon exercise of the Series A Warrants, and (iv) 883,392 shares of common stock issuable upon exercise of the Series B Warrants. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address of Atlas Private Holdings (Cayman) Ltd. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(2)	Consists of (i) 89,949 shares of common stock issued in the Private Placement, (ii) 793,443 shares of common stock underlying the Pre-Funded Warrants, (iii) 883,392 shares of common stock issuable upon exercise of the Series A Warrants, and (iv) 883,392 shares of common stock issuable upon exercise of the Series B Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, and the Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Consists of (i) 34,722 shares of common stock issued in the Private Placement, (ii) 34,722 shares of common stock issuable upon exercise of the Series A Warrants, and (iii) 34,722 shares of common stock issuable upon exercise of the Series B Warrants.

(4)	Consists of (i) 4,340 shares of common stock issued in the Private Placement, (ii) 4,340 shares of common stock issuable upon exercise of the Series A Warrants, and (iii) 4,340 shares of common stock issuable upon exercise of the Series B Warrants.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the selling stockholders;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

12

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or common warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants or common warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

13

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our certificate of incorporation authorizes us to issue up to 510,000,000 shares, 500,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of August 14, 2026, there were 984,407 shares of common stock outstanding, held by 102 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by our certificate of incorporation or by our bylaws.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences

The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The common stock is not subject to future calls or assessments by us. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of shares of any series of our preferred stock that we may classify and issue in the future.

14

Registration Rights

We are parties to that certain Registration Rights Agreement dated as of July 29, 2026 - See “Private Placement of Shares of Common Stock, Pre-Funded Warrants Series A Warrants and Series B Warrants”. In addition, we are parties to that certain Registration Rights Agreement dated as of November 4, 2025, entered into with Streeterville Capital, LLC in connection with an equity purchase agreement for the purchase of up to $20 million of our shares of common stock, pursuant to which we filed a registration statement covering the resale of up to 1,600,000 shares of common stock.

Outstanding Stock Options

As of August 14, 2026, we had outstanding options to purchase 37,677 shares of our common stock at a weighted-average exercise price of $36.35 per share, of which 33,989 were underlying options granted pursuant to the 2013 Plan. The remaining options were options to purchase 3,688 shares of our common stock at a weighted-average exercise price of $16.98 per share issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). As of August 14, 2026, there were 44,859 shares of our common stock reserved for future issuance under our equity compensation plans.

Outstanding Restricted Stock Units

As of August 14, 2026, we had 475 shares of our common stock underlying outstanding restricted stock units, none of which was underlying outstanding restricted stock units which were issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

2021 Employee Stock Purchase Plan

As of August 14, 2026, there were 1,875 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of August 14, 2026, we had outstanding warrants to purchase up to an aggregate of 359,975 shares of our common stock at a weighted-average exercise price of $97.94 per share (which number does not include the Warrants issued in connection with the Private Placement described above).

Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

15

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and

16

●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

The Nasdaq Capital Market

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol “XAIR”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel, LLP.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2026 and 2025 incorporated by reference in this registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

17

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended March 31, 2026, filed on June 26, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on August 13, 2026;

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on April 10, 2026, April 15, 2026, June 1, 2026, June 22, 2026, June 26, 2026, July 9, 2026, July 31, 2026, and August 6, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on May 3, 2019, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Beyond Air, Inc., General Counsel, at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.beyondair.net. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.beyondair.net, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

18

5,417,538, Shares of Common Stock

PROSPECTUS

                  , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$4,956.58
Accountant’s fees and expenses	23,000
Legal fees and expenses	250,000
Printing and miscellaneous expenses	15,000
Total expenses	$292,956.58

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we are authorized to provide indemnification of (and advancement of expenses to) our directors, officers and agents (and any other persons to which applicable law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Our bylaws provide that (i) we shall indemnify our directors and executive officers (as defined under the Exchange Act); provided, however, that we may modify the extent of such indemnification by individual contracts with its directors and executive officers and (ii) we shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index List below, which is incorporated by reference herein.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 29, 2016, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.3	Merger Completion Certificate, dated as of December 29, 2016, by and among Red Maple Ltd. And Advance Inhalation (AIT) Ltd., filed as Exhibit 2.3 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc., dated as of January 9, 2017, filed as Exhibit 3.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. filed as Exhibit 3.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of June 25, 2019, filed as Exhibit 3.3 to our Annual Report on Form 10-K filed with the SEC on June 28, 2019 and incorporated herein by reference.

3.4	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated November 22, 2024, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on November 26, 2024 and incorporated herein by reference.

3.5	Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated July 9, 2025, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on July 10, 2025 and incorporated herein by reference

3.6	Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated July 9, 2026, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on July 9, 2026 and incorporated herein by reference.

4.1	Form of Common Stock Certificate, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2017 and incorporated herein by reference.

4.2	Form of Pre-funded Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

4.3	Form of Common Warrant filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

4.4	Form of Pre-Funded Warrant, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on July 31, 2026 and incorporated herein by reference.

4.5	Form of Series A Common Stock Purchase Warrant, filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on July 31, 2026 and incorporated herein by reference.

4.6	Form of Series B Common Stock Purchase Warrant, filed as Exhibit 4.3 to our Current Report on Form 8-K, filed with the SEC on July 31, 2026 and incorporated herein by reference.

5.1*	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Form of Securities Purchase Agreement, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on July 31, 2026 and incorporated herein by reference.

10.2	Form of Registration Rights Agreement, filed as Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on July 31, 2026 and incorporated herein by reference.

23.1*	Consent of WithumSmith+Brown, PC

23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (including on the signature page of this Registration Statement)

107*	Filing Fee Table

* Filed herewith

II-2

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Garden City, State of New York, on this 17th day of August, 2026.

BEYOND AIR, INC.

By:	/s/ Robert Goodman
Name:	Robert Goodman
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Goodman and Adam Newman, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Goodman	Chief Executive Officer and Director	August 17, 2026
Robert Goodman	(Principal Executive Officer)

/s/ Daniel Moorhead	Chief Financial Officer	August 17, 2026
Daniel Moorhead	(Principal Financial and Accounting Officer)

/s/ Michael Gaul	Chief Operating Officer	August 17, 2026
Michael Gaul

/s/ Erick Lucera	Director	August 17, 2026
Erick Lucera

/s/ Yoori Lee	Director	August 17, 2026
Yoori Lee

/s/ William Forbes	Director	August 17, 2026
William Forbes

/s/ Robert Carey	Director and Chairman of the Board	August 17, 2026
Robert Carey

II-4